CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	February 10, 2017
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

Thomas J. Sherman
President and CEO
(805) 543-6500
tsherman@fcbslo.com

Founders Bancorp and Heartland Financial USA, Inc.
Extend the Election Deadline for Founders Shareholders to February 21, 2017

Dubuque, IA and San Luis Obispo, CA, February 10, 2017 - Founders Bancorp (OTC: FBCP) (“Founders”) and Heartland Financial USA, Inc. (NASDAQ: HTLF) (“Heartland”) today announced that the election deadline for Founders shareholders to elect the form of consideration they wish to receive in exchange for each of their shares of Founders common stock in connection with the previously announced merger of Founders with and into Heartland (the "Merger"), will be extended to 5:00 p.m., Pacific Time, on February 21, 2017 (the "Election Deadline"), unless further extended by Heartland and Founders. The extension will provide Founders shareholders with additional time to complete and return the election materials. Founders shareholders will vote on the Merger as scheduled at a special meeting on February 17, 2017.

If Founders shareholders wish to make an election, they should submit their election materials before the Election Deadline following the procedures described in those materials.

The closing of the Merger remains subject to the satisfaction of all of the closing conditions thereto.  Founders and Heartland will promptly announce any further extension(s) of the Election Deadline in a press release, on their websites and/or in a filing with the SEC.

Founders shareholders who have already submitted an election need not submit another election form and may revoke or change a previously submitted election prior to the Election Deadline pursuant to the procedures described in their election communications.

Founders shareholders who have questions regarding the election procedures, who want up-to-date information on the Election Deadline or who wish to obtain copies of the election materials may contact Continental Stock Transfer & Trust Company, the information agent, at (917) 262-2378.

About Founders Community Bank
Founders Community Bank, a wholly-owned subsidiary of Founders Bancorp, is a full-service community bank focused on serving the credit and deposit needs of businesses and consumers in San Luis Obispo County. The state-chartered bank opened for business on May 5, 2005 and now serves its clients from four full service offices as well as a loan production office. The Bank was the recipient of the highest ‘five star’ rating by BauerFinancial, and was similarly recognized as a “Super Premier Performer” by the Findley Reports. Additional information about Founders Community Bank is available at www.founderscommunitybank.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets exceeding $8 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 108 banking locations serving 85 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.
Important Information For Founders Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed Merger, Heartland filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 that includes a proxy statement of Founders that also constitutes a prospectus of Heartland (the "Proxy Statement/Prospectus"). The registration statement was declared effective by the SEC on January 11, 2017, and Heartland and Founders commenced mailing the Proxy Statement/Prospectus to Founders Shareholders on or about January 17, 2017. INVESTORS AND SECURITY HOLDERS OF FOUNDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.
Investors and security holders are able to obtain free copies of the registration statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Heartland through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Heartland are or will be available free of charge on Heartland’s website at http://www.htlf.com , in the "Investor Relations" section, or by contacting Heartland’s Corporate Secretary at (563) 589-2100.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.